                                   EXHIBIT 21
                        HEALTH MANAGEMENT SYSTEMS, INC.

                              LIST OF SUBSIDIARIES

                                                                 STATE OF
SUBSIDIARY                                                     INCORPORATION
----------                                                     -------------
Accelerated Claims Processing, Inc..........................      Delaware
401 Park Avenue South
New York, NY 10016
Health Receivables Management, Inc..........................      Delaware
820 West Jackson Boulevard, Suite 725
Chicago, IL 60607
HSA Managed Care Systems, Inc...............................      Delaware
234 Spring Lake Drive
Itasca, IL 60143-3203
Quality Medi-Cal Adjudication, Incorporated.................    California
10381 Old Placerville Road
Sacramento, CA 95827
(Sold substantially all assets on January 1, 2001 see Note
  16 of
  the Notes to Consolidated Financial Statements)
CDR Associates, Inc.........................................      Maryland
9642 Deereco Road
Timonium, MD 21093
(Sold substantially all assets on June 30, 2001 see Note 16
  of
  the Notes to Consolidated Financial Statements)

SUBSIDIARIES SOLD DURING THE YEAR ENDED DECEMBER 31, 2001
Health Care Microsystems, Inc...............................    California
200 North Sepulveda Boulevard, Suite 600
El Segundo, CA 90245
(Sold subsidiary on December 11, 2001, see Note 16 of
  the Notes to Consolidated Financial Statements)